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                                                                    EXHIBIT 99.2

                       [CHAPMAN AND CUTLER LLP LETTERHEAD]

                               February 25, 2004

TO THE PARTIES LISTED
ON SCHEDULE A HERETO

         Re:      Sequoia Mortgage Trust 2004-2

Ladies and Gentlemen:

         You have requested our opinion in connection with certain federal income tax matters related to Sequoia Mortgage Trust 2004-2 (the "Trust Fund") and the $699,998,169 Sequoia Mortgage Trust 2004-2 Mortgage Pass-Through Certificates issued with respect thereto (the "Certificates"). The Trust Fund was established by Sequoia Residential Funding, Inc. (the "Depositor") pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, HSBC Bank USA, as Trustee, and Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator. The Certificates are being issued pursuant to the Pooling and Servicing Agreement. Reference is hereby made to the Depositor's Universal Shelf Registration Statement on Form S-3 (Registration Statement No. 333-112334) filed with the Securities and Exchange Commission under the Securities Act of 1933 on January 30, 2004 and declared effective on or about February 12, 2004, and to the Prospectus, dated February 12, 2004 (the "Prospectus") and the Prospectus Supplement, dated February 12, 2004 (the "Prospectus Supplement"), included in such Registration Statement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Pooling and Servicing Agreement.

         We have acted as special tax counsel to the Depositor in connection with the above transaction and have assisted in the preparation of the federal income tax summaries set forth in the Prospectus and the Prospectus Supplement used in connection with the issuance of the Certificates. In formulating our opinions, we have reviewed copies of (i) the Prospectus and Prospectus Supplement, (ii) the Pooling and Servicing Agreement and the forms of Certificates issued pursuant thereto, (iii) the Mortgage Loan Purchase and Sale Agreement, (iv) the Purchase Agreements and the Servicing Agreements, (v) the Acknowledgments, dated as of February 25, 2004, assigning rights under the Purchase Agreements and the Servicing Agreements, and (vi) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or finals, the conformity to original documents of all documents submitted to us as certified,

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TO THE PARTIES LISTED
ON SCHEDULE A HERETO
February 25, 2004
Page 2

conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

         Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.

         Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Fund as consisting of multiple, tiered REMICs, each comprised of the assets and interests specified in the Pooling and Servicing Agreement (and, in particular, excluding from the assets of each such REMIC the Reserve Fund and the Additional Collateral) and (ii) compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements, the Servicing Agreements and the Acknowledgments, for United States federal income tax purposes:

         1. the statements in the Prospectus under the heading "Federal Income Tax Consequences," as supplemented or modified by the statements in the Prospectus Supplement under the heading "Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect to United States federal income tax matters, are correct in all material respects;

         2. each segregated asset pool for which the Pooling and Servicing Agreement directs the Trustee to make a REMIC election will qualify as a REMIC within the meaning of Section 860D of the Code;

         3. the Reserve Fund is an "outside reserve fund" that is beneficially owned by the Class X-l, Class X-2 and Class X-B Certificate Owners; and

         4. the rights of the Certificate Owners with respect to the Reserve Fund represent, for United States federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations
                  Section 1.860G-2(i).

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TO THE PARTIES LISTED
ON SCHEDULE A HERETO
February 25, 2004
Page 3

         Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Trust Fund, or to any other securities issued by them, or under any law other than United States federal income tax laws.

         We are furnishing this opinion to you solely in connection with the initial sale of the Certificates and it is not to be relied upon by any other person or for any other purpose without our express written permission.

                                Very truly yours,

                                /s/ Chapman and Cutler LLP

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                                   SCHEDULE A

Redwood Trust, Inc.
One Belvedere Place
Suite 300
Mill Valley, CA 94941

Sequoia Residential Funding, Inc.
One Belvedere Place
Suite 330
Mill Valley, CA 94941

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
4 World Financial Center, 10/F
New York, NY 10080

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-04
Charlotte, NC 28255

Countrywide Securities Corporation
4500 Park Grenada
Calabasas, CA91302

Wells Fargo Bank,
  National Association
9062 Old Annapolis Road
Columbia, MD 21045

HSBC Bank USA
452 Fifth Avenue
New York, NY 10018